UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report
June 11, 2008

Commission File Number	Registrant	State of Incorporation	IRS Employer Identification Number
000-51660	CapitalSouth Bancorp	Delaware	63-1026645
2340 Woodcrest Place Birmingham, Alabama	35209
(Address of principal executive offices)	(Zip Code)

(205) 870-1939
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     Other Events

CapitalSouth Bancorp (the “Company”) filed a Registration Statement on Form S-1 with the Securities and Exchange Commission on June 11, 2008, relating to (i) an offering to current stockholders of non-transferable subscription rights to purchase shares of Company common stock and (ii) a concurrent offering of shares of common stock to standby purchasers.  On June 13, 2008, the Company issued a press release announcing the rights offering.  A copy of the press release is attached to this report on Form 8-K as Exhibit 99.1.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective.  These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

You may obtain a written prospectus for the offering meeting the requirements of Section 10 of the Securities Act of 1933, as amended, by writing to CapitalSouth Bancorp, 2340 Woodcrest Place, Birmingham, Alabama 35209, Attention: Carol Marsh, Chief Financial Officer.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities. Securities may not be sold nor may offers to buy be accepted prior to the effectiveness of a registration statement nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

ITEM 9.01     Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press Release dated June 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITALSOUTH BANCORP

June 16, 2008	By: /s/ Carol W. Marsh
Carol W. Marsh
Senior Vice President, Secretary and
Chief Financial Officer